                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 23, 1996, on our audits of the consolidated financial statements of The Colonial BancGroup, Inc. as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, which report is included in The Colonial BancGroup, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995.


                                                   /s/ Coopers & Lybrand L.L.P.


Birmingham, Alabama
August 16, 1996